Exhibit 3.1

                                                      STATE OF DELAWARE,
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                DELIVERED 03:30 PM 01/30/2004
                                                  FILED 03:27 PH 01/30/2004
                                                 SRV 040067084 -- 3015056 FILE

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ATOMICA CORPORATION
                             A DELAWARE CORPORATION

         The following Amended and Restated Certificate of Incorporation of GuruNet Corporation (the "Corporation") (1) amends and restates the provisions of the Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on March 10, 1999 and amended on April 26, 1999, August 27, 1999, October 26, 1999, February 28, 2000, November 6, 2000, March 28, 2002, and October 27, 2003 and (ii) supersedes the original Certificate of Incorporation and all prior amendments and restatements thereto in their entirety pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

                                    ARTICLE I

         The name of this corporation is GuruNet Corporation.

                                   ARTICLE II

         The address of its registered office in the Stale of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19081. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

         A. CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is thirty-one million (31,000,000) shares. Thirty million shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.01 per share

         B. PREFERRED STOCK.

            The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the "Board of Directors") is hereby authorized to provide

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for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  a. the designation of the series, which may be by distinguishing number, letter or title;

                  b. the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  c. the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

                  d. whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  e. the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

                  f. the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased., in whole or in part, pursuant to such obligation;

                  g. the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  h. provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or

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rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

                  i. restrictions on the issuance of shares of the saint series or of any other class or series, if any; and

                  j. the voting rights, if any, of the holders of shares of the series.

         C. COMMON STOCK.

            1. The Common Stock shall be subject to the express terms of the Preferred Stock, if any, and any series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

            2. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such sham on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

            As of the date of the filing of this Amended and Restated Certificate of Incorporation (the "Effective Date"), each 23.02 shares of common stock, par value $0.00! per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock"), will be automatically reclassified as and combined into one share of common stock, par value $0.00! per share. Any stock certificate, immediately prior to the Effective Date, representing shares of the Old Common. Stock (or preferred stock that has been previously converted into Old Common Stock) will, from and after the Effective Date, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of common stock, par value $0.00l per share, as equals the quotient obtained by dividing the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by 23.02, rounded to the nearest whole share.

                                    ARTICLE V

         The Corporation is to have perpetual existence.

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                                   ARTICLE VI

         Except as otherwise provided in this Certificate of Incorporation, the Board of Directors may make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VII

         The number of directors which constitute the whole Board of Directors shall be not less than five and not more than nine, with the exact number to be fixed from time to time by resolution of the Board of Directors.

         Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors pursuant to the provisions of a Preferred Stock Designation (which directors shall not be classified pursuant to this sentence (unless so provided in the Preferred Stock Designation)), the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible: one class ("Class F'), the initial term of which shall expire at the first annual meeting of stockholders following the time of effectiveness of this Amended and Restated Certificate of Incorporation (the "Effective Time"); a second class ("Class II"), the initial term of which shall expire at the second annual meeting of stockholders following the Effective Time; and a third class ("Class III"), the initial term of which shall expire at the third annual meeting of stockholders following the Effective Time, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the successors of the members of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

                                  ARTICLE VIII

         Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent in lieu of a meeting by such holders. Subject to the rights. of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the President upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.

                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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                                    ARTICLE X

         The Corporation may amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute. All rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

         To the fullest extent permitted under Delaware law, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize, with or without the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

         Any repeal or modification of the foregoing provisions of this Article XI, by amendment of this Article XI or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE XII

         To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

         Any repeal or modification of any of the foregoing provisions of this
Article XII, by amendment of this Article XII or by operation of law, shall not adversely affect any right or protection of a director, OFFICER, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                  ARTICLE XIII

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between, this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of

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Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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         IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be signed by its President as of this 30th day of January 2004.

                               ATOMICA CORPORATION



                               /s/ Robezt S. Rosenschein
                               ---------------------------------------------
                                By:  Robert S. Rosenschein, President